UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2019

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2431 Aloma Ave, Suite 124, Winter Park, FL	32792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 25, 2018, Immune Therapeutics, Inc., a Florida corporation (the “Company” or “IMUN”) closed its voting by written consent as detailed in its Proxy Statement on form 14A, filed September 5, 2019 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (“Proxy Statement”). The Proxy Statement disclosed three actions for which the Company was soliciting written consent: (i) authorize the Company to issue up to 10,000,000 shares of preferred stock (“the Preferred Authorization”), and designate 1,000,000 of such preferred shares as Series D Preferred Stock (“Series D Designation”) (Proposal No. 1); (ii) effect a reverse stock split of the Company’s issued and outstanding, but not authorized, common stock (the “Reverse Split”) at a ratio of 1,000-to-1 (Proposal No. 2); and (iii) change the Company’s name to Forte Biotechnology, Inc. (the “Name Change”) (Proposal No. 3).

The Company’s shareholders approved the Reverse Split and the Name Change but not the Preferred Authorization or Series D Designation, which required a 2/3rds vote rather than a simple majority. The tabulations were as follows, from 455,577,799 shares issued and outstanding:

Proposal No. 1: 228,276,141 yes; 512,500 no; 34,405,758 abstain

Proposal No. 2: 233,057,830 yes; 512,500 no; 29,624,069 abstain

Proposal No. 3: 244,482,170 yes; 512,500 no; 19,503,995 abstain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: October 31, 2019	By:	/s/ Michael K. Handley
Michael K. Handley, CEO